Registration No. 33-72914



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            KINNARD INVESTMENTS, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    Minnesota
         (State or Other Jurisdiction of Incorporation or Organization)

                                   41-0972952
                      (I.R.S. Employer Identification No.)


                             920 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 370-2700
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)


                   William F. Farley, Chief Operating Officer
                            Kinnard Investments, Inc.
                             920 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 370-2700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)


                                   Copies to:

                                Timothy M. Heaney
                            Fredrikson & Byron, P.A.
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7019

              Approximate date of commencement of proposed sale to
                       the public: Sales were completed on
                                December 1, 1996.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 424(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         This Post-Effective amendment is being filed to de-register 517,313 shares of Common Stock of Kinnard Investments, Inc. (the "Registrant"). Such shares were registered under a Registration Statement on Form S-3, Registration No. 33-72914 for resale by certain selling shareholders and remained unsold at the termination of the offering. This final Post-Effective Amendment is being filed in accordance with the Registrant's undertaking set forth in Part II, Item 17(a)(3) of the Registration Statement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 25, 1997.

                                      KINNARD INVESTMENTS, INC.


                                       By  /s/ Hilding C. Nelson
                                       Hilding C. Nelson, Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                 Date



/s/ Hilding C. Nelson    Chairman of the Board and Director    August 25, 1997
Hilding C. Nelson        (principal executive officer)



/s/ Daniel R. Sass       Treasurer (principal financial        August 25, 1997
Daniel R. Sass           and accounting officer)



/s/ William F. Farley    Chief Operating Officer and Director  August 25, 1997
William F. Farley



/s/ Stephen H. Fischer   Director                              August 25, 1997
Stephen H. Fischer



/s/ Andrew J. O'Connell  Director                              August 25, 1997
Andrew J. O'Connell



/s/ Robert S. Spong      Director                              August 25, 1997
Robert S. Spong